CONSOLIDATED
FINANCIAL STATEMENTS

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

_________________________________________________________________________________________________

DECEMBER 31, 2002
with
INDEPENDENT AUDITORS' REPORT

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

CONTENTS

Page
Independent Auditors' Report	1

Consolidated Financial Statements:
Balance Sheets	2
Statements of Income (Loss)	3
Statements of Changes in Stockholders' Equity	4
Statements of Cash Flows	5

Notes to the Consolidated Financial Statements	6 - 17

INDEPENDENT AUDITOR'S REPORT

To the Shareholders of
dot com Entertainment Group, Inc.

                We have audited the consolidated balance sheets of dot com Entertainment Group, Inc. and subsidiaries as of December 31, 2002 and 2001, and the consolidated statements of income (loss), stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of dot com Entertainment Group, Inc. and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and changes in their cash flows for the years then ended in accordance with accounting principles generally accepted in United States of America.

/s/Freed Maxick & Battaglia, CPAs, PC

Buffalo, New York
February 5, 2003, except for Note 11,
as to which the date is June 23, 2003

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
December 31,

ASSETS	2002	2001

Current assets:
Cash and cash equivalents	$938,705	$965,041
Accounts receivable:
Trade, less allowance of approximately $63,000	461,449	1,306,931
($25,000 - 2001)
Other	21,042	8,964
Income taxes recoverable	181,566	-
Prepaid expenses and deposits	53,668	26,578
Total current assets	1,656,430	2,307,514

Fixed assets - net (Note 2)	118,814	105,114

Patents - net (Note 2)	2,165	-

Deferred tax asset (Note 3)	-	122,000

	$1,777,409	$2,534,628

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$167,882	$96,544
Accounts payable - officers	-	50,000
Restructuring reserve (Note 4)	67,500	-
Legal settlement reserve (Note 5)	16,344	-
Income taxes payable	3,403	338,968
Deferred revenue	138,463	214,701
Total current liabilities	393,592	700,213

Commitments (Note 6)	-	-

Stockholders' equity (Note 7):
Common stock, $.001 par value, 50,000,000
shares authorized, 10,695,500 shares issued
and outstanding (10,787,500 - 2001)	10,696	10,788
Additional paid in capital	1,518,847	1,454,887
Retained earnings (accumulated deficit)	(145,726)	368,740
Total stockholders' equity	1,383,817	1,834,415

	$1,777,409	$2,534,628
See notes to financial statements.
2

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Years Ended December 31,

	2002	2001
Revenues:
Royalties	$2,551,541	$2,687,134
Installation fees	585,538	713,566
e-digital and support services	308,692	402,115
Other income (Note 8)	60,000	-
	3,505,771	3,802,815

Expenses:
Research, software development and
support services	1,387,376	965,064
General and administrative	1,185,614	960,500
Sales, marketing and services to licensees	739,220	693,662
	3,312,210	2,619,226
Loss on contractual settlement (Note 8)	345,207	-
Restructuring provision (Note 4)	125,681	-
Legal settlement provision (Note 5)	83,639	-
	3,866,737	2,619,226

Income (loss) before income tax expense	(360,966)	1,183,589

Income tax provision (Note 3)
Current	31,500	335,436
Deferred	122,000	138,000
	153,500	473,436

Net income (loss)	$(514,466)	710,153

Net income (loss) per share (Note 1):
Basic	$(0.05)	$0.07

Diluted	$(0.05)	$0.06

Weighted average number of common
shares outstanding (Note 1):
Basic	10,788,833	10,764,375

Diluted	10,788,833	11,702,331

See notes to financial statements.
3

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Years Ended December 31, 2002 and 2001

	Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total
	Shares	Amount

Balance at December 31, 2000	10,730,000	$10,730	$1,411,820	$(341,413)	$1,081,137

Issuance of common stock (Note 7)	57,500	58	43,067	-	43,125
Net income - 2001	-	-	-	710,153	710,153

Balance at December 31, 2001	10,787,500	10,788	1,454,887	368,740	1,834,415

Issuance of common stock (Note 7)	375,000	375	155,876	-	156,251

Income tax recovery on exercise of stock options	-	-	23,851	-	23,851

Repurchase and cancellation of shares (Note 7)	(467,000)	(467)	(117,517)	-	(117,984)

Issuance of warrants to settle obligation (Note 7)	-	-	1,750	-	1,750

Net loss - 2002	-	-	-	(514,466)	(514,466)

Balance at December 31, 2002	10,695,500	$10,696	$1,518,847	$(145,726)	$1,383,817

See notes to financial statements.
4

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31,

	2002	2001
Cash flows from operating activities:
Net income (loss)	$(514,466)	$710,153
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Expense satisfied by the issuance of warrants	1,750	-
Depreciation	49,670	23,039
Loss on contractual settlement	345,207	-
Restructuring provision	124,644	-
Legal settlement provision	83,639	-
Deferred income tax expense	122,000	138,000
Changes in non-cash working capital items:
Accounts receivable	488,197	(835,560)
Prepaid expenses and deposits	(27,090)	(26,578)
Accounts payable and accrued liabilities	71,338	(8,977)
Accounts payable - officers	(50,000)	(25,805)
Restructuring reserve	(57,144)	-
Legal settlement reserve	(67,295)	-
Income taxes recoverable/payable	(493,280)	323,436
Deferred revenue	(76,238)	50,534
Net cash provided by operating activities	932	348,242

Cash flows from investing activities:
Purchases of fixed assets and patents	(65,535)	(81,735)
Net cash used in investing activities	(65,535)	(81,735)

Cash flows from financing activities:
Proceeds from issuance of common stock	156,251	43,125
Repurchase of common stock	(117,984)	-
Net cash provided by financing activities	38,267	43,125

Net increase (decrease) in cash	(26,336)	309,632

Cash and cash equivalents, beginning of year	965,041	655,409

Cash and cash equivalents, end of year	$938,705	$965,041

Supplemental cash flow activities:
Income taxes paid	$529,503	$12,000
Interest paid	$4,722	$-

See notes to financial statements.
5

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                Principles of Consolidation - The consolidated financial statements include the accounts of dot com Entertainment Group, Inc. ("dot com") and its wholly owned subsidiaries, Precyse Corporation ("Precyse"), DCEG INC. ("DCEG"), dot com Antigua Ltd. ("Antigua"), Parlay Entertainment Limited ("Parlay") and dot com Management Ltd. ("dcM") (collectively the "Company"). All intercompany balances and transactions have been eliminated. dot com is incorporated under the laws of the State of Florida. Precyse, DCEG and dcM are incorporated under the laws of the Province of Ontario. Antigua is incorporated under the laws of Antigua and Barbuda and Parlay is incorporated under the laws of Barbados.

                Nature of Business - The Company is a software development company, specializing in developing and supporting internet entertainment and related software. The software is marketed worldwide through Antigua and Parlay. All revenues are generated from customers located outside the United States of America.

                Significant Accounting Policies - The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and these conform in all material respects, except as described in note 11, with accounting principles generally accepted in Canada.  A summary of significant accounting policies is set out below.

                Foreign Currency Transactions - The United States dollar is the functional currency of the Company's business and accordingly these financial statements are expressed in United States dollars. All transactions during the year in currencies other than the United States dollar are converted to United States dollars at the applicable exchange rate on the transaction date. The gain or loss resulting from the change in exchange rate from the transaction date and date of payment is included in general and administrative expenses. Monetary assets and liabilities denominated in a foreign currency are converted to United States dollars at the prevailing rates of exchange at the balance sheet date. Foreign currency adjustments have not been significant for either of the years ended December 31, 2002 and 2001.

                Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and receipts and expenditures during the reporting period. Actual results could differ from amounts estimated.

                Revenue Recognition - The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, "Software Revenue Recognition", and SOP 98-9, "Modification of SOP 97-2 With Respect to Certain Transactions". The Company generates several types of revenue in its operations. Royalty fees are collected from licensees who license the Company's internet entertainment software. Royalty revenue is recognized as licensees earn revenues from providing internet services to their customers. e-digital and support services revenue is recognized when the service has been provided. Installation fees are recognized when the Company has delivered, installed and integrated its software at the licensee's place of operation and collection is assured. Revenue attributable to undelivered elements, including technical support and future upgrades, is based on the average sales price of those elements and is recognized ratably on a straight-line basis over the license term. If the average sales price of the undelivered item is not readily determinable, the entire payment received in advance is deferred and recognized ratably on a straight-line basis over the license term. Deposits received from customers prior to revenue recognition are classified as deferred revenue in the accompanying balance sheet.

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Royalty Agreements - The Company has entered into cancelable royalty agreements with its licensees which provide for royalty payments based upon a stated percentage of licensee revenues with certain contracts providing for fixed minimum monthly royalty payments. The contract terms are generally from three to five years with renewal options. The agreements also provide for support services and products at stated prices.

                Research and Software Development Costs - Software development costs are accounted for in accordance with SFAS 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". All costs incurred to establish the technological feasibility of a computer software product are expensed as incurred. Research and development costs for the year ended December 31, 2002 amounted to approximately $501,000 ($340,000 - 2001). No costs were capitalized under the provisions of SFAS 86 for either of the years ended December 31, 2002 and 2001.

                Advertising - The Company expenses advertising costs as incurred. Advertising expense was approximately $9,000 for the year ended December 31, 2002 ($17,000 - 2001).

              Accounting for Stock Based Compensation - The Company accounts for its stock option plans utilizing the intrinsic value method specified under APB Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense is recognized for stock options issued to employees as long as the exercise price is greater than or equal to the market value of the common stock at the date of grant. In accordance with SFAS 123, "Accounting for Stock-Based Compensation," the Company discloses the summary of proforma effects to reported net income (loss) and earnings per share for 2002 and 2001, as if the Company had elected to recognize compensation costs based on the fair value of the employee options at the grant date. Nonqualified stock options and warrants issued to non-employees are recognized as compensation expense based upon the fair value of the consideration received or the fair value of the equity instruments issued, which ever is more reliably measurable (see Note 9).

                Income Taxes - Income taxes are computed in accordance with SFAS 109, "Accounting for Income Taxes". Deferred taxes are provided on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes.

                Net Income (Loss) Per Common Share - In accordance with SFAS 128, "Earnings Per Share", dual presentation of basic and diluted earnings per share is required on the face of the statement of income (loss). Basic earnings per share is based upon the weighted average number of common shares outstanding during the periods presented. With respect to fully diluted earnings per share, for the year ended December 31, 2002, all outstanding stock options and warrants have not been considered common stock equivalents as their assumed exercise would be anti-dilutive given that the Company has recorded a net loss for the year. There are 125,000 stock options outstanding as of December 31, 2002, with an exercise price of $0.20, which would have been considered dilutive using the treasury stock method had the Company recorded net income for the year. As at December 31, 2001, there were 1,975,000 outstanding stock options and warrants with exercise prices ranging from $0.75 to $1.64 whose assumed exercise would have been dilutive using the treasury stock method and accordingly, these common stock equivalents were included in the calculation of fully diluted earnings per share for the year ended December 31, 2001.

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Cash Equivalents - Money market funds and commercial paper investments have been considered cash equivalents in the accompanying financial statements. Such investments are either liquid investments or have a maturity term of less than three months.

                Accounts Receivable - Statement of Position 01-6 "Accounting by Certain Entities (Including Entities with Trade Receivables) That Lend to or Finance the Activities of Others" requires certain disclosures with respect to the Company's accounts receivable. The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts. The allowance is based on the circumstances of each customer relationship, as direct communication takes place with each customer where accounts are past due, together with an assessment of the history of past write-offs and collections. It is not generally the practice of the Company to charge interest on delinquent accounts receivable. If interest is charged on delinquent accounts receivable, it would only be recognized in income when it is collected.

                Concentration of Credit Risks - At December 31, 2002, the Company had three customers, which represented in excess of 10% of sales or trade accounts receivable as follows:

		December 31, 2002	December 31, 2001

Customer 1	% of year end trade accounts receivable	36%	Less than 10%
	% of fiscal year revenue	13%	Less than 10%
Customer 2	% of year end trade accounts receivable	17%	77%
	% of fiscal year revenue	27%	66%
Customer 3	% of year end trade accounts receivable	13%	Less than 10%
	% of fiscal year revenue	Less than 10%	Less than 10%

                The Company's cash and cash equivalents are on deposit with two financial institutions. Only certain of the Company's cash and cash equivalents amounts would be covered by deposit insurance and these amounts are substantially in excess of the amounts that would be covered by deposit insurance should such insurance coverage become required. Although cash and cash equivalent accounts exceed insured deposit amounts, management does not anticipate non-performance by the financial institutions.

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Fixed Assets and Patents - Fixed assets are recorded at cost. Depreciation is generally charged to operations over the three to five year period representing the estimated useful lives of the assets using the straight-line method. Depreciation on purchased computer software is charged to operations over either twelve or twenty-four months. Depreciation for the year ended December 31, 2002 amounted to $49,670 ($23,039 - 2001). All fixed assets are located in Canada at Precyse. Third party costs incurred in registering patents are recorded at cost and are amortized to income on a straight-line basis over the life of the patent.

                Fair Value of Financial Instruments - The carrying amounts of the current assets and liabilities reported in the balance sheets approximate fair value due to their short-term maturity.

                Segment Reporting - In applying the provisions of Statement of Financial Accounting Standard ("SFAS") 131 "Segment Reporting", the Company is currently organized, managed and internally reported as one segment.

NOTE 2. - FIXED ASSETS AND PATENTS

                Fixed assets consist of the following at December 31:

	2002	2001

Office furniture, computer equipment and software and building improvements	$197,766	$134,396
Less: accumulated depreciation	78,952	29,282

	$118,814	$105,114

                In December of 2002, the Company was awarded a patent. Legal and patent registration fees to December 31, 2002 amounted to $2,165.

NOTE 3. - INCOME TAXES

                At December 31, 2001, the Company had a recorded deferred tax asset in the amount of $122,000 which represented the anticipated future income tax deduction in the U.S. for non-qualified stock option expense related to stock options issued in 1999. These stock options were granted to consultants for services rendered and accordingly, were reflected as consulting expense in 1999.The tax deduction would be available if and when the stock options were exercised. These stock options expire in February 2004 and are all-exercisable at $3.00 per share. In addition, the Company had also reduced income taxes payable in Canada by approximately $138,000 with respect to this item. Following an assessment of all the available evidence as at September 30, 2002, including such factors as the Company's internal forecasts, the volatility in the Company's marketplaces, the Company's prevailing share price and the general stock market opportunities for micro-cap companies, management determined that it is now more likely than not that the stock options will not be exercised and, accordingly, a valuation allowance against the deferred tax asset in the amount of $122,000 has been established as at September 30, 2002 and the previously recorded Canadian income tax deduction has been reversed. Management considers the valuation allowance appropriate as at December 31, 2002. Management will continue to monitor this matter quarterly and assess whether any adjustment to the valuation allowance is appropriate.

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. - INCOME TAXES (CONTINUED)

                The components of income (loss) before income taxes are as follows:

	2002	2001

U.S.	$(180,483)	$591,794
Foreign	(180,483)	591,795
	$(360,966)	$1,183,589

                The components of income tax provision (benefit) by taxing jurisdiction consists of the following:

	2002	2001
Current:
U.S. Federal	$(53,705)	$207,151
Foreign	85,205	128,285
	31,500	335,436
Deferred:
U.S. Federal	122,000	-
Foreign	-	138,000
	122,000	138,000

	$153,500	$473,436

                The net deferred tax asset consists of the following:

	2002	2001

Non-qualified stock option compensation	$122,000	$122,000
Less valuation allowance	(122,000)	-

	$-	$ 122,000

                The differences between the U.S. statutory federal income tax rate and the effective income tax rate as reflected in the accompanying Consolidated Statements of Income (Loss) are:

Effect of stock option adjustment in the U.S. and Canada as described above

	2002	2001
Statutory U.S. federal rate	(34)%	34%
Foreign income taxed at different rates	(4)	4
Permanent differences and other	8	2
Effect of stock option adjustment in the U.S. and Canada as described above	72	-
	43%	40%

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. - RESTRUCTURING RESERVE

                During the three-month period ended September 30, 2002, management undertook a review of the Company's scope of service and determined that the Company would curtail e-digital and systems consulting service activities to reflect present marketplace opportunities. The restructuring provision recorded during the three-month period ended September 30, 2002, represented severance costs, including benefit costs, for seven individuals involved in these activities all of whom left the Company's employment by September 30, 2002. The remaining component of this reserve was paid in January 2003.

NOTE 5. - LEGAL SETTLEMENT RESERVE

                On January 15, 2002, the Company commenced a legal action against a third party for damages in the amount of $10,000,000 (Canadian) and punitive damages in the amount of $500,000 (Canadian), alleging unauthorized use of the Company's software. On February 19, 2002, the third party filed counterclaim against the Company for damages in the amount of $10,000,000 (Canadian) and exemplary damages in the amount of $5,000,000 (Canadian). Discussions between the parties ensued during the third quarter of fiscal 2002 and management recorded a provision of approximately $96,000 as an estimate of the settlement amount as of September 30, 2002. This matter was settled between the parties on December 17, 2002 in the amount of approximately $84,000, including legal fees incurred pursuant to the settlement. At December 31, 2002, the remaining component of this reserve related to outstanding legal fees.

NOTE 6. - COMMITMENTS

A.	Lease Commitments

The Company leases its premises and certain computer equipment under operating leases. During the year ended December 31, 2002, the Company renegotiated its premises lease agreement coincident with increasing the overall premises leased. The new agreement extends to December 31, 2005 and provides the Company with one five-year renewal period based on market rental rates in effect in December 2005. The computer equipment leases expire in 2004. Rent expense under these agreements for the year ended December 31, 2002 was approximately $91,000 ($84,000 - 2001). In addition, in January of 2003 the Company committed to lease premises in Barbados for a six-month period. This commitment is included in the summary of minimum payments below.

The approximate future minimum payments required under the Company's lease agreements are as follows:

2003	$133,000
2004	98,000
2005	98,000
$329,000

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. - COMMITMENTS (CONTINUED)

B.	Consulting and Employment Contracts

The Company has certain obligations under various consulting and employment agreements with officers and members of senior management. Certain agreements in place at December 31, 2001 were extended and amended through January 2003 and certain agreements in place at December 31, 2001 were terminated during the year. Certain new agreements were entered into during the year ended December 31, 2002. These agreements generally have terms of one to three years with the one-year agreements providing for an unlimited automatic renewal option for one to two year terms unless the Company or the consultant or the employee terminates the agreement. These consulting and employment agreements represent the minimum compensation to be paid to the officers and members of senior management for their services to the Company. The consultants are categorized as common law employees for the purposes of various Company sponsored benefit programs. The agreements provide for minimum aggregate annual payments of approximately $883,000 in 2003. All agreements have buyout provisions that require a stated payment to the consultants or the employees in the event that there is a more than a 50% change in ownership of the Company and, as a consequence, the agreements are terminated. Certain of the agreements provide for stated payments as a consequence of other causes of termination of the agreements. Aggregate consulting and employment expense under these agreements for the year ended December 31, 2002 amounted to approximately $908,000 ($570,000 - 2001).

C.	Fixed Asset Commitment

The Company signed a Software License Agreement on January 23, 2003 in the amount of $38,010 for the perpetual use of certain software to assist in the Company's development efforts. To December 31, 2002, $7,256 had been incurred as incidental costs pursuant to this acquisition and these costs will be included in the acquisition cost of the software. Annual support and maintenance fees for this software will be approximately $8,000.

NOTE 7. - STOCKHOLDERS' EQUITY

                During the year ended December 31, 2002, the Company issued 125,000 shares of common stock on the exercise of employee stock options with an exercise price of $0.75 per share for proceeds of $93,751. In addition, the Company also issued 250,000 shares of common stock at $0.25 per share on a private placement basis to a member of the board of directors for proceeds of $62,500. During fiscal 2001, the Company issued 57,500 shares of common stock on the exercise of employee stock options with an exercise price of $0.75 per share for proceeds of $43,125.

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. - STOCKHOLDERS' EQUITY (CONTINUED)

                During the year ended December 31, 2002, the Company also issued 20,000 warrants and each warrant provides the holder with the opportunity to purchase a share of common stock at a price of $0.50 per share. These warrants expire at the end of October 2004. These warrants were issued in satisfaction of an obligation and have been recorded as an expense in accordance with the provisions of SFAS 123, using the Black-Scholes pricing model. Total expense recorded on these warrants was $1,750. As at December 31, 2002 and 2001, there are a further 200,000 warrants outstanding and each of these warrants provides the holder with the opportunity to purchase a share of common stock at a price of $4.00 per share. These warrants expire in February 2004.

                On August 13, 2002, the Company announced a share-repurchase program under which up to $500,000 may be spent to repurchase up to 1 million shares of the Company's common stock. This repurchase program is available until August 8, 2003. To December 31, 2002, 467,000 shares of common stock have been repurchased for aggregate consideration of $117,984, including transaction fees. In December of 2002 it was determined that these shares would be cancelled; accordingly, these shares are reflected as retired in these financial statements.

                In February 2003, the Company issued 160,000 common shares to directors for no consideration as part of the directors' compensation package for 2003.

NOTE 8. - LOSS ON CONTRACTUAL SETTLEMENT

                During fiscal 2001, the Company signed a new license agreement with its then principal customer, which provided for a base royalty of $645,000 for fiscal 2001 together with a reduction in the royalty rate for the term of the new license agreement. This new license agreement had a term through 2011. During the three-month period ended March 31, 2002, the Company entered into an agreement with this customer whereby certain amounts owed under the new license agreement would be paid pursuant to a deferred payment arrangement with all amounts owed paid by September 30, 2002. The customer did not conform to this deferred payment arrangement and, accordingly, negotiations commenced. On June 28, 2002, the Company entered into an interim agreement with this customer which established the principles for amending the license agreement entered into with this customer in 2001. Under the terms of this interim agreement, aggregate accounts receivable owed as at May 31, 2002 in the amount of $345,207 were not collected. This item is described as loss on contractual settlement in the statements of income (loss). In addition, the royalty rate on this customer's net sales was further reduced commencing June 1, 2002. Under this interim agreement, amounts aggregating to $411,405 were required to be paid and these payments were all received prior to December 31, 2002, in conformity with the agreed payment schedule.

                In addition, on September 30, 2002, the Company completed the transfer of certain trademarks and domain names to this customer and, as a consequence, recognized revenue of $50,000 which is included in other income.

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. - STOCK OPTION PLANS

                The Board of Directors has adopted a stock option plan under which up to 1,500,000 new, net, options to purchase shares of the Company's common stock are available on an annual basis. The plan provides that the total number of common shares for which options may be granted annually shall be limited to 20% of the issued and outstanding common shares of the Company. These options may be granted to directors, officers, employees and consultants at the discretion of the Board of Directors. Under the plan, the options granted will either qualify as incentive stock options ("ISO's") in accordance with IRC Section 422 or options which are not intended to be ISO's ("non-qualified options"). Upon grant of the option, management will determine the exercise price, which shall not be less than the fair value of the Company's common stock at the date of grant, the vesting period and the term, which shall not exceed five years.

                During the year ended December 31, 2002, 1,620,000 options were granted under this plan with exercise prices ranging from $0.20 to $1.08 per share. The options were granted to officers, directors and employees. Generally these options vested immediately with a number of options vesting up to one year from the date of the grant. During the year ended December 31, 2002, 125,000 employee stock options were exercised and 867,500 options held by officers, directors and employees were forfeited.

                During the year ended December 31, 2001, 1,137,500 options were granted under this plan with exercise prices ranging from $0.75 to $2.66 per share. The options were granted to officers, directors, and employees. Generally these options vested immediately with a number of options vesting up to one year from the date of grant. During the year ended December 31, 2001, 57,500 employee stock options were exercised and 5,000 employee stock options were forfeited.

                In January and February 2003, the Company issued a further 280,000 stock options to directors and employees and a further 25,000 stock options to a consultant at exercise prices ranging from $0.20 to $0.23 per share.

                The following is a summary of stock option activity under this plan for the past two years:

	Number of Shares Under Option	Weighted Average Exercise Price

Outstanding at December 31, 2000	1,780,000	$1.76
Granted	1,137,500	$0.85
Exercised	(57,500)	$0.75
Forfeited	(5,000)	$2.66

Outstanding at December 31, 2001	2,855,000	$1.41
Granted	1,625,000	$0.41
Exercised	(125,000)	$.75
Forfeited	(867,500)	$1.69

Outstanding at December 31, 2002	3,487,500	$.90

Exercisable at December 31, 2002	3,387,500	$.92

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. - STOCK OPTION PLANS (CONTINUED)

                The weighted average fair value of options granted under this plan were $0.31 and $0.62 per share for the years ended December 31, 2002 and 2001, respectively. The weighted average remaining contractual life on the options outstanding at December 31, 2002 was 3.5 years (2.9 years - 2001).

                Exercise prices for the options outstanding at December 31, 2002 fall into the following ranges:

Number of Shares Under Option
$0.20 - $0.50	1,375,000
$0.51 - $1.00	1,547,500
$1.01 - $2.00	135,000
$2.01 - $3.00	430,000
3,487,500

                Non-Qualified Options - No non-qualified options were issued to consultants during 2002 or 2001.

                As of December 31, 2002 and 2001 there are 810,000 non-qualified options outstanding, of which 760,000 and 50,000 options are exercisable at $3.00 and $2.50 per share, respectively, and expire in 2004 and 2005, respectively.

                Incentive Stock Options - For ISO's issued to employees, including directors and officers, the Company has adopted the disclosure-only provisions of SFAS 123 and, accordingly, does not recognize compensation cost for stock option grants under fixed awards. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS 123, net income (loss) and income (loss) per share for the years ended December 31, 2002 and 2001 would have been as follows:

	2002	2001
Net income (loss) - as reported	$(514,466)	$710,153
Total stock based employee compensation expense determined under the fair value method for all awards, net of tax	(500,182)	(709,587)
Net income (loss) - pro forma	$(1,014,648)	$566
Income (loss) per share - as reported	$(0.05)	$0.07
Income (loss) per share - pro forma	$(0.09)	$0.00

                The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model based on the following weighted-average assumptions:

	2002	2001
Expected dividend yield	0%	0%
Expected stock price volatility	100%	100%
Risk-free interest rate	3.0%	3.4%
Expected life of options	5 years	5 years

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. - RELATED PARTY TRANSACTIONS

                During the year ended December 31, 2002, the Company purchased legal services amounting to approximately $62,000 from firms where partners in these firms served the Company as either an officer or a director or as a director of a subsidiary of the Company. During the year ended December 31, 2001, the Company purchased legal services amounting to approximately $24,000 from a firm where a partner in this firm served the Company as an officer. As at December 31, 2002 and 2001, no amounts were owed to related parties under these arrangements.

NOTE 11. - DIFFERENCES BETWEEN U.S. AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

                The Company's consolidated balance sheets, consolidated statements of income (loss), consolidated statements of changes in stockholders' equity and consolidated statements of cash flows have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") which also conform, in all material respects applicable to the Company, with accounting principles generally accepted in Canada ("Canadian GAAP") for the years presented.  Additional disclosures required under Canadian GAAP and comments on these matters are as follows:

                Research and Software Development Costs - The accounting for research and development costs under Canadian GAAP is described in the Canadian Institute of Chartered Accountants ("CICA") Handbook, Section 3450, "Research and development costs".  This pronouncement is generally consistent with SFAS 86 in that research costs are not considered eligible for deferral and there are minimum, specific, requirements that must be in place to justify the deferral of incurred development costs.  However, Section 3450 is general in nature and does not include the software development industry specific guidance on this topic that is included in SFAS 86.  Accordingly, the Canadian requirements to justify deferral are normally considered less onerous than those articulated in SFAS 86.  However, the application of the Canadian requirements to the software development projects in process for the years ended December 31, 2002 and 2001, and prior periods, would not result in a material amount of costs assessed as available for deferral under Canadian GAAP as compared to that recorded under U.S. GAAP.

                Revenue Recognition - The accounting for revenue under Canadian GAAP is described in CICA Handbook, Section 3400, "Revenue".  Canadian GAAP does not provide industry specific guidance on revenue recognition for revenue generated from software products such as the U.S. pronouncements SOP 97-2 and SOP 98-9.  However, the requirements of the U.S. pronouncements are not inconsistent with Canadian GAAP.  Accordingly, the application of Canadian GAAP for revenue for the years ended December 31, 2002 and 2001, and prior periods, would not result in a material amount of revenue either being recognized or not being recognized under Canadian GAAP.  Accordingly, the application of Canadian GAAP does not result in a material difference between the carrying value of deferred software development costs under Canadian GAAP as compared to that recorded under U.S. GAAP.

dot com ENTERTAINMENT GROUP, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. - DIFFERENCES BETWEEN U.S. AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

                 Income Taxes - The accounting for income taxes under Canadian GAAP is described in CICA Handbook Section 3465 "Income taxes".  This pronouncement is consistent with SFAS 109 with the following exception.  SFAS 109 provides that the effect of a change in statutory income tax rates will be included in income in the period that includes the enactment date.  Section 3465 provides that the effect of a change in statutory income tax rates will be included in income in the period that includes the substantively enacted change.  However, application of Canadian GAAP for the years ended December 31, 2002 and 2001, and prior years, would not result in a material adjustment to the recorded amount of deferred income taxes as recorded under U.S. GAAP.

                Section 3465 was introduced with effect for fiscal years beginning on or after January 1, 2000.  However, on application, Section 3465 was to be applied retroactively with restatement of prior years encouraged.  Accordingly, Section 3465 would be considered Canadian GAAP from the commencement of the Company's operations onwards.

                 Accounting for Stock Based Compensation - The accounting for stock based compensation under Canadian GAAP is described in CICA Handbook, Section 3870, "Stock-based compensation and other stock based payments".  Section 3870 became effective for fiscal years beginning on or after January 1, 2002.  For periods prior to December 31, 2001, Canadian GAAP was not proscribed in this area.  However, APB 25 and SFAS 123, as followed by the Company, is one of the acceptable methods under Section 3870, and prior Canadian GAAP, to account for stock-based compensation.  Accordingly, the application of Canadian GAAP for stock-based compensation for the years ended December 31, 2002 and 2001, and prior periods, would not result in a material difference in stock-based compensation expenses recorded, or disclosed, under Canadian GAAP as compared to that recorded, or disclosed, under U.S. GAAP.

                In December 2002, the CICA released an exposure draft entitled "Stock-based compensation and other stock-based payments".  This exposure draft would require the recognition of the fair value of stock-based compensation in the Company's financial statements.  In addition, in March 2003, the Financial Accounting Standards Board ("FASB") announced its intention to issue an exposure draft in 2003 which the FASB indicated would also mandate the expensing of the fair value of compensation cost related to stock options.  However, both the CICA and FASB have indicated their desire to harmonize their new requirements with an exposure draft issued by the International Accounting Standards Board ("IASB") in November 2002 entitled "Share-based Payments".  Each of the CICA, the FASB and the IASB have indicated their intention for their final pronouncement to be in effect for the commencement of the Company's year ended on December 31, 2004.  The Company expects that whatever the form of the final pronouncements, for both U.S. GAAP and Canadian GAAP purposes, the adoption of the new standards will not have a material impact on the Company's financial position or cash flows.  However, it is reasonably expected that the new standards will have a material impact on the Company's results of operations.  If the standards referred to are not harmonized, this may create a difference between U.S. and Canadian GAAP depending on the applicability of the standards to the Company.

                 New Accounting Pronouncements - The Company has determined that other recently issued Canadian and U.S. accounting pronouncements have no impact on the Company at this time.